UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

November 25, 2008
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DEVRY INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Lane, Suite 1000 Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

(630) 571-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure

On September 18, 2008, DeVry Inc. (the “Company”) completed the acquisition of U.S. Education Corporation (“USEC”) from William Blair Capital Partners VII QP, L.P., ClearLight Partners, LLC and the other stockholders and optionholders of USEC.  Pursuant to the transaction, the Company purchased approximately 99% of the common stock and all of the preferred stock of USEC directly from the stockholders and acquired the remaining shares of USEC that were held by a minority stockholder through a “short-form” merger under the Delaware General Corporation Law.

On September 23, 2008, DeVry Inc. filed a Current Report on Form 8-K (“Initial Form 8-K”) reporting on the completion of this acquisition.

On November 25, 2008, DeVry Inc. filed a Current Report on Form 8-K/A to amend and supplement the Initial Form 8-K to include financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) of Form 8-K.

This Current Report on Form 8-K contains quarterly pro forma financial information regarding the combined operations of DeVry Inc. and USEC.  This information, which is included as Exhibit 99.1 to this Form 8-K, is not required by Item 2.01 of Form 8-K, but is being provided as supplemental information.

Item 9.01 - Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The following pro forma financial information is included in this report:

(i). Unaudited Pro Forma Combined Statements of Income of DeVry Inc. for the quarters ended September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008 are attached hereto as Exhibit 99.1.

(c) Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Combined Statements of Income of DeVry Inc. for the quarters ended September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date: November 25, 2008	By:	/s/ Richard M. Gunst
Richard M. Gunst
Senior Vice President, Chief Financial Officer and Treasurer